Exhibit 3.1

FOURTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

DIPLOMAT PHARMACY, INC.

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned executes the following Articles of Incorporation:

FIRST: The present name of the corporation is Diplomat Pharmacy, Inc. (the “Corporation”).

SECOND: The identification number assigned by the Bureau is: 800102021.

THIRD: There are no former names of the Corporation.

FOURTH: The date of filing of the original Articles of Incorporation was March 26, 1975.

FIFTH: The following Restated Articles of Incorporation supersede the Articles of Incorporation, as amended, and shall be the Articles of Incorporation of the Corporation (the “Articles of Incorporation”)

ARTICLE I

NAME

The name of the Corporation is Diplomat Pharmacy, Inc.

ARTICLE II

REGISTERED OFFICE AND RESIDENT AGENT

The address of the registered office of the Corporation in the State of Michigan is 40600 Ann Arbor Road East, Suite 201, Plymouth, Michigan 48170, and the name of the resident agent for service of process at such address is The Corporation Company.

ARTICLE III

PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of Michigan (the “Act”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE IV

CAPITAL STOCK

The total number of shares of stock that the Corporation shall have authority to issue is one hundred (100) shares, no par value.

ARTICLE V

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of a board of directors. The directors of the Corporation shall serve until the annual meeting of the shareholders of the Corporation or until their successor is elected and qualified. The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of the directors of the Corporation need not be by written ballot. Except as otherwise provided in these Articles of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the board of directors.

ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION

No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for (a) the amount of a financial benefit received by a director to which he or she is not entitled; (b) intentional infliction of harm on the Corporation or its shareholders; (c) a violation of Section 551 of the Act; or (d) an intentional criminal act. Any repeal or modification of this Article VI shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred by the Act, the board of directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

ARTICLE VIII

RESERVATION OF RIGHT TO AMEND ARTICLES OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Michigan in force at the time may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of any nature conferred upon shareholders, directors or any other persons by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

ARTICLE IX

EFFECTIVE DATE

The effective date of these Articles of Incorporation shall be February 10, 2020.

* * * * * *

These Articles of Incorporation were duly adopted on the 10th day of February, 2020, in accordance with the provisions of Section 642 of the Act by the written consent of the shareholders entitled to vote in accordance with Section 407(2) of the Act.

[Signature page follows]

Signed this 10th day of February, 2020

By	/s/ Karen E. Peterson
Karen E. Peterson, Secretary

[Signature Page to Fourth Amended and Restated Articles of Incorporation]